Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, as a Director of Tyco International Ltd. (the “Company”), a Swiss company with its general offices at Victor von Bruns-Strasse 21, CH-8212 Neuhausen am Rheinfall, Switzerland, does hereby make, constitute and appoint George Oliver, Arun Nayar and Judith A. Reinsdorf, or any one of them acting alone, his or her true and lawful attorneys, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to execute and sign the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2014, and any and all amendments thereto, and documents in connection therewith, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.
This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Dated and effective as of the 13th day of November, 2014.

Name	Title

/s/ GEORGE R. OLIVER
Name: George R. Oliver	Director

/s/ EDWARD D. BREEN
Name: Edward D. Breen	Director

/s/ HERMAN E. BULLS
Name: Herman E. Bulls	Director

/s/ MICHAEL E. DANIELS
Name: Michael E. Daniels	Director

/s/ FRANK M. DRENDEL
Name: Frank M. Drendel	Director

/s/ BRIAN DUPERREAULT
Name: Brian Duperreault	Director

/s/ RAJIV L. GUPTA
Name: Rajiv L. Gupta	Director

/s/ BRENDAN R. O'NEILL
Name: Dr. Brendan R. O’Neill	Director

/s/ JÜRGEN TINGGREN
Name: Jürgen Tinggren	Director

/s/ SANDRA S. WIJNBERG
Name: Sandra S. Wijnberg	Director

/s/ R. DAVID YOST
Name: R. David Yost	Director